Exhibit 99.1
PRESS RELEASE

Liberty Global Completes KBW Acquisition
Creates Leading Cable TV Operator in Germany
Investment Drives Competition, Delivering Benefits for Consumers

Englewood, Colorado - December 15, 2011: Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that, following receipt of regulatory approval, it has consummated the purchase of Kabel BW GmbH (“KBW”), the third largest cable TV operator in Germany, in accordance with the terms of its previously announced acquisition agreement. The acquisition of KBW, when combined with Unitymedia, the country's second largest operator, will significantly increase the scale of Liberty Global's operations in what is now Europe's largest and fastest growing cable market.

KBW provides television, broadband internet and telephony services in the German federal state of Baden-Württemberg, which is one of the most prosperous regions in Europe. As of September 30, 2011, KBW's broadband communications network served 2.4 million customers who subscribed to 3.8 million video, telephony and broadband internet services. (1)

Mike Fries, President and CEO of Liberty Global said: “This is a major step forward for German consumers and our Company. The combination of Unitymedia and KBW creates a powerful platform for innovation and growth. Together, our German operations pass over 12 million homes, provide over 10 million subscription services and generate approximately €1.6 billion in annualized revenue. (2) It's well known that the cable industry in Germany is the primary source of infrastructure-based competition with the incumbent Deutsche Telekom, and we intend to capitalize on the opportunity to bring German consumers the most advanced broadband and digital TV products available.”

The consideration paid by Liberty Global to acquire KBW was based on an agreed upon enterprise value of €3.16 billion ($4.10 billion).

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2011, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile and Australia. Liberty Global's operations also include significant programming businesses such as Chellomedia in Europe.

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(1)
Information related to KBW's customers and services (revenue generating units) is according to and as defined by KBW, with the exception that KBW's pay TV and mobile services have been excluded from the total services figure.

(2)
Operating statistics are as of September 30, 2011 and include KBW statistics on the same basis as discussed in footnote 1 above. Annualized revenue is based on the combined revenue of KBW and Unitymedia for the nine months ended September 30, 2011 under International Financial Reporting Standards (“IFRS”). The revenue of KBW will be included, and the revenue of Unitymedia is included, in Liberty Global's consolidated financial statements under accounting principles generally accepted in the United States. (“U.S. GAAP”). There are differences between the IFRS and U.S. GAAP presentation of Unitymedia's and KBW's revenue.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the impact of the transaction on our operations and financial performance, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed from time to time in the Company's filings with the Securities and Exchange Commission including our most recently filed Forms 10-K/A and 10-Q. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Molly Bruce	+1 303.220.4202	Bert Holtkamp	+31 20.778.9800

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